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                             POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Jon-Luc Dupuy, Nicholas Helmuth von Moltke, Samuel Ramos and Michael A. Reardon, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in any and all capacities, Registration Statements and any amendments, with respect to Commonwealth Annuity Separate Account A supporting variable annuity contracts issued by Commonwealth Annuity and Life Insurance Company under file numbers and 333-141045/811-22024 (Advantage IV), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with any other regulatory agency or state authority that may so require, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands on the date set forth below.


SIGNATURE                                 TITLE                           DATE
---------                                 -----                           ----
/s/  Allan Levine                         Chairman of the Board           6/8/2007
-----------------
Allan Levine

/s/  Nicholas Helmuth von Moltke          Director, Vice President,       6/8/2007
--------------------------------          and Chief Operating Officer
Nicholas Helmuth von Moltke

/s/  Donald Mullen                        Director                        6/8/2007
------------------
Donald Mullen

/s/  John W. McMahon                      Director                        6/8/2007
--------------------
John W. McMahon

/s/  Timothy J. O'Neill                   Director                        6/8/2007
-----------------------
Timothy J. O'Neill

/s/ Michael A. Pirrello                   Chief Financial Officer         6/8/2007
-----------------------
Michael A. Pirrello

/s/ Samuel Ramos                          Vice President and Secretary    6/8/2007
-----------------------
Samuel Ramos

/s/  Michael A. Reardon                   Director, President and         6/8/2007
-----------------------                   Chief Executive Officer
Michael A. Reardon

/s/  Amol Sagun Naik                      Vice President and Treasurer    6/8/2007
-----------------------
Amol Sagun Naik

/s/  Alan Akihiro Yamamura                Vice President and Chief        6/8/2007
-----------------------                   Risk Officer
Alan Akihiro Yamamura